UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Market Vectors ETF Trust

(Name of Registrant as Specified in Its Charter)

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Market Vectors ETF Trust

Market Vectors ChinaAMC A-Share ETF

335 Madison Avenue, 19th Floor
New York, New York 10017

INFORMATION STATEMENT

April 7, 2014

Van Eck Associates Corporation (the “Adviser”), the investment adviser to Market Vectors ChinaAMC A-Share ETF (formerly, Market Vectors China ETF) (the “Fund”), a series of Market Vectors ETF Trust (the “Trust”), subject to the oversight of the Board of Trustees (the “Board”) of the Trust, may select sub-advisers for the Fund and supervise, monitor and evaluate the performance of each sub-adviser. We are pleased to inform you that, at the recommendation of the Adviser, the Trust’s Board has appointed China Asset Management (Hong Kong) Limited (the “Sub-Adviser”) to serve as a new sub-adviser to the Fund. The Sub-Adviser assumed investment sub-advisory responsibility with respect to its allocated portion of the Fund’s portfolio on January 7, 2014.

This Information Statement provides information about the Sub-Adviser, and discusses the terms of, and the Board’s considerations in approving, the sub-advisory agreement with the Sub-Adviser. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Exemptive Order”) issued by the Securities and Exchange Commission (“SEC”), under which the Adviser is permitted, subject to supervision and approval of the Board, to enter into and materially amend sub-advisory agreements without seeking shareholder approval. As a condition of the Exemptive Order, the Adviser and the Trust are required to furnish shareholders with information about new sub-advisers and/or changes to the existing sub-advisory agreements.

Please note that this transaction does not require a shareholder vote. Therefore, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY. THE PURPOSE OF THIS INFORMATION STATEMENT IS TO PROVIDE YOU WITH ADDITIONAL INFORMATION ABOUT THESE CHANGES THAT WE ARE REQUIRED TO MAKE AVAILABLE TO YOU.

BACKGROUND

At a meeting held on December 3, 2013 and pursuant to the Adviser’s recommendation, the Board approved the Sub-Adviser as sub-adviser for the Fund and approved the corresponding investment sub-advisory agreement between the Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”). The Sub-Adviser assumed investment advisory responsibility with respect to its allocated portion (“Allocated Portion”) of the Fund’s portfolio effective January 7, 2014.

The Trustees determined to initially approve the Sub-Advisory Agreement after an analysis of the proposed services to be provided by the Sub-Adviser. The material factors considered by the Trustees in approving the Sub-Advisory Agreement are set forth below under “Board Considerations.”

The Fund seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the CSI 300 Index (the “Index”), a modified free-float market capitalization weighted index compiled and maintained by China Securities Index Co., Ltd. The Fund normally invests at least 80% of its total assets in securities that comprise the Index and/or in investments that have economic characteristics that are substantially identical to the economic characteristics of the securities that comprise the Index. The Index is a diversified index comprised of 300 China A-share (“A-shares”) stocks listed on the Shenzen and/or Shanghai Stock Exchanges, representing the largest and most liquid stocks in the Chinese A-share market. In managing its Allocated Portion of the Fund, the Sub-Adviser attempts to approximate the investment performance of the Index by investing directly in a portfolio of A-shares that generally replicate the Index. As of December 31, 2013, the Index included 300 securities of companies with a market capitalization range of between approximately $1.1 billion and $236.9 billion and a weighted average market capitalization of $36.1 billion.

A-shares are issued by companies incorporated in mainland China and are traded in renminbi (“RMB”) on the Shenzhen and Shanghai Stock Exchanges. The A-share market in the People’s Republic of China (“China” or the “PRC”) is made available to domestic PRC investors and certain foreign investors, including principally those that are appropriately licensed Hong Kong subsidiaries of certain domestic PRC financial institutions that have been approved as a Renminbi Qualified Foreign Institutional Investor (“RQFII”) and have obtained a RQFII license or who have been approved as a Qualified Foreign Institutional Investor (“QFII”) and have obtained a QFII license. A RQFII or QFII license may be obtained by application to the China Securities Regulatory Commission (“CSRC”). After obtaining a RQFII or QFII license, the RQFII or QFII would also apply to China’s State Administration of Foreign Exchange (“SAFE”) for a specific aggregate dollar amount investment quota in which the RQFII or QFII can invest in A-shares. Investment companies, such as the Fund, are not currently within the type of entities that are eligible for a RQFII or QFII license.

The Sub-Adviser has obtained RQFII status and has been granted an RQFII quota (“RQFII quota”) by SAFE. The Sub-Adviser’s RQFII quota provides the Fund with the ability to invest directly in the A-share market and the ability to repatriate funds managed by the Sub-Adviser on a daily basis.

The Fund seeks to achieve its investment objective by primarily investing directly in A-shares via the Sub-Adviser’s RQFII quota. As such, the Sub-Adviser’s Allocated Portion may represent all of the Fund’s assets provided that the Sub-Adviser has sufficient RQFII quota. At such time that the Sub-Adviser has utilized its entire RQFII quota, the Sub-Adviser may, subject to applicable regulations, apply for an increase of the RQFII quota.

New Sub-Advisory Agreement

A copy of the form of Sub-Advisory Agreement between the Adviser and the Sub-Adviser is attached as Exhibit A to this Information Statement. Under the Sub-Advisory Agreement, subject to the supervision and direction of the Adviser, oversight of the Board and any written guidelines adopted by the Adviser or the Board, the Sub-Adviser is generally responsible for:

•	providing a continuous investment program for its Allocated Portion of the Fund in accordance with the Fund’s investment objective, policies and restrictions as stated in its prospectus and statement of additional information dated May 1, 2013, as amended on January 7, 2014;

•	maintaining compliance policies and procedures reasonably designed to ensure compliance with all applicable laws, rules and regulations;

•	furnishing office space, facilities, equipment, supplies and utilities required for managing its Allocated Portion;

•	providing executive and clerical personnel for managing its Allocated Portion;

•	placing orders for the purchase and sale of portfolio securities and selecting brokers or dealers and seeking the best overall terms available for such transactions;

•	delivering trade confirmation to the Fund’s Custodian (as defined herein) and Administrator (as defined herein) on a daily basis;

•	maintaining records and ledgers of portfolio transactions and facilitating the sharing of such information between the Fund’s Custodian and PRC sub-custodian (as defined herein); and

•	providing reports to the Adviser and the Board periodically and/or as may be reasonably requested.

Under the Sub-Advisory Agreement, the Sub-Adviser will bear all expenses incurred by it related to providing an investment program for the Fund, but the Sub-Adviser will not be responsible for the Fund’s own expenses.

For the services provided and the expenses assumed by the Sub-Adviser pursuant to the Sub-Advisory Agreement, the Adviser (not the Fund) will pay a monthly fee to the Sub-Adviser based on a percentage of the Fund’s average daily net assets managed by the Sub-Adviser.

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The Sub-Advisory Agreement will remain in effect until July 31, 2014 and will continue thereafter for successive periods of twelve months, provided that its continuance is approved at least annually (i) by a vote of a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust (“Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

The Sub-Advisory Agreement provides for termination, without payment of any penalty, by vote of the Board, by a vote of a majority of the Fund’s outstanding voting securities or by the Adviser on 60 days’ written notice to the Sub-Adviser. The Sub-Advisory Agreement also provides that the Sub-Adviser may terminate the Sub-Advisory Agreement, without payment of any penalty, on 60 days’ written notice to the Adviser. The Sub-Advisory Agreement terminates automatically in the event of its “assignment,” as defined in the 1940 Act, or upon termination of the Fund’s Investment Management Agreement with the Adviser.

As described above, the Adviser has received an exemptive order from the SEC enabling it to enter into investment sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval if certain conditions are met.

The Sub-Advisory Agreement provides that the Sub-Adviser shall not be liable to the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund or its shareholders in connection with the matters to which the Sub-Advisory Agreement relates, except with respect to any losses to which the Sub-Adviser may otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or the reckless disregard by it of its obligations and duties under the Sub-Advisory Agreement.

BOARD CONSIDERATIONS

At a meeting (the “Meeting”) held on December 3, 2013, the Board of the Trust, including all Independent Trustees, considered and approved the Sub-Advisory Agreement between the Adviser and the Sub-Adviser with respect to the Fund.

The Board’s approval of the Sub-Advisory Agreement was based on a comprehensive consideration of all of the information available to the Trustees and was not the result of any single factor. Some of the factors that figured particularly in the Trustees’ deliberations and how the Trustees considered those factors are described below, although individual Trustees may have evaluated the information presented differently, giving different weights to various factors.

In advance of the Meeting, the Trustees received materials from the Adviser and the Sub-Adviser, as discussed below. Information provided to the Trustees from the Adviser and the Sub-Adviser included various aspects of the Fund’s investment strategies, the rationale for retaining a sub-adviser that has been granted an RQFII quota and the RQFII program generally. The Independent Trustees’ consideration of the Sub-Advisory Agreement was based, in part, on information obtained through discussions with the Adviser and the Sub-Adviser at the Meeting regarding the management of the Fund and/or based on their review of the materials provided by the Adviser and the Sub-Adviser, including the background and experience of the portfolio managers and others involved or proposed to be involved on behalf of the Sub-Adviser in the

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management of the Fund. The Trustees noted that the Sub-Adviser is a wholly-owned subsidiary of China Asset Management Co., China’s largest asset management company in terms of fund assets under management. The Trustees took into account the Sub-Adviser’s experience and investment management process with respect to RQFII funds, including index-based exchange-traded funds, currently managed by the Sub-Adviser. The Trustees also considered the terms of, and scope of services that the Sub-Adviser would provide under the Sub-Advisory Agreement. The Trustees also considered information with respect to the Sub-Adviser’s compliance program.

In addition, the Trustees were given information regarding the expected benefits to the Fund that could be achieved by investing directly in A-shares via the Sub-Adviser’s RQFII quota. The Trustees took into account the unique legal and operational aspects of the Fund and the RQFII program. The Trustees also considered materials relating to the sub-advisory fees to be paid to the Sub-Adviser by the Adviser, the advisory fees to be retained by the Adviser and information provided by the Sub-Adviser with respect to the tracking error of other RQFII funds that it manages and the fees it charges those funds, which are higher than the fees to be paid to it in respect of the Fund. The Trustees concluded that the nature, quality and extent of the services to be provided by the Sub-Adviser were appropriate based on information provided with respect to the Sub-Adviser.

The Independent Trustees were advised by and met in executive session with their independent counsel at the Meeting as part of their consideration of the Sub-Advisory Agreement.

In voting to approve the Sub-Advisory Agreement, the Trustees, including the Independent Trustees, concluded that the terms of the Sub-Advisory Agreement are reasonable and fair in light of the services to be performed, expenses to be incurred and such other matters as the Trustees considered relevant in the exercise of their reasonable judgment. The Trustees also concluded that the sub-advisory fees were reasonable in light of the services to be provided. The Trustees further concluded that Sub-Advisory Agreement is in the best interest of the Fund and the Fund’s shareholders.

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INFORMATION ABOUT THE SUB-ADVISER

General

The Sub-Adviser was established in September 2008 as a wholly-owned subsidiary of China Asset Management Co., Ltd. (“ChinaAMC”). The Sub-Adviser has been licensed by Hong Kong Securities and Futures Commission to engage in asset management activities, dealing in securities and advising on securities. As of December 31, 2013, assets under management were approximately $57.08 billion for ChinaAMC and $2.95 billion for the Sub-Adviser. The Sub-Adviser currently provides both asset management and advisory services to Hong Kong and overseas clients, including institutional mandates from Taiwan, Japan, Korea, Australia and Germany. The Sub-Adviser’s principal place of business is 37/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong.

CITIC Securities Co., Ltd. (“CITIC Securities”) owns a 59% interest in ChinaAMC. CITIC Group Co., Ltd. (“CITIC Group”) owns a 20.3% interest in CITIC Securities. The address of CITIC Securities is North Tower, Excellence Times Plaza II, No. 8 Zhong Xin San Road, Futian District, Shenzhen, Guangdong Province, 518048, China. The address for CITIC Group is Capital Mansion, 6 Xinyuannanlu, Chaoyang District, Beijing 100004, China.

Portfolio Managers

Jeff Wu, CFA, has 11 years experience in the financial industry. He joined the Sub-Adviser in August 2007 as equity analyst, sector portfolio manager, portfolio manager assistant and portfolio manager. Prior to joining the Sub-Adviser, he worked with BlackRock and Bloomberg. Mr. Wu received his Master’s degree from Columbia University and his Bachelor’s degree from Xiamen University.

David Lai, CFA, has 15 years of experience in the financial industry. Mr. Lai joined the Sub-Adviser in 2011 as a Director and a portfolio manager. Prior to joining the Sub-Adviser, he had been a portfolio manager of Chinese equities in several China domestic and offshore financial institutions since 2002.

Principal Officers

The principal executive officers and board members of the Sub-Adviser, as of the date of this document, are set forth below:

Name and Address[1]	Position with the Sub-Adviser*
Chen Chia Ling	Chief Executive Officer
Gan Tian	Managing Director and Portfolio Manager
Wen Liang	Chief Investment Officer and Portfolio Manager
Cui Qiang	Managing Director and Deputy Chief Investment Officer
Chen Yi Da	Managing Director and Head of Sales

[1]	The address for each Principal Officer is 37/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong.
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ADDITIONAL INFORMATION ABOUT THE ADVISER AND THE TRUST

General

The Adviser, a Delaware corporation, is the investment adviser and administrator of the Fund. As of December 31, 2013, the Adviser managed approximately $30.45 billion in assets. The Adviser has been an investment adviser since 1955 and also acts as adviser or sub-adviser to other mutual funds, exchange-traded funds, other pooled investment vehicles and separate accounts. The Adviser’s principal business address is 335 Madison Avenue, 19th Floor, New York, New York 10017.

John C. van Eck and members of his immediate family own 100% of the voting stock of the Adviser.

The following chart provides information about the officers of the Trust who are also officers or employees of the Adviser:

Officer’s Name and Address[1]	Position(s) Held with the Trust	Position(s) Held with the Adviser
Russell G. Brennan	Assistant Vice President and Assistant Treasurer	Assistant Vice President and Assistant Treasurer
Charles T. Cameron	Vice President	Director of Trading and Portfolio Manager
Simon Chen	Assistant Vice President	Greater China Director of the Adviser
John J. Crimmins	Vice President, Treasurer, Chief Financial Officer and Principal Accounting Officer	Vice President of Portfolio Administration
Eduardo Escario	Vice President	Regional Director, Business Development/Sales for Southern Europe and South America of the Adviser
Wu-Kwan Kit	Assistant Vice President and Assistant Secretary	Assistant Vice President, Associate General Counsel and Assistant Secretary
Susan C. Lashley	Vice President	Vice President
Laura I. Martínez	Assistant Vice President and Assistant Secretary	Assistant Vice President, Associate General Counsel and Assistant Secretary of the Adviser
Jonathan R. Simon	Vice President, Secretary and Chief Legal Officer	Vice President, General Counsel and Secretary
Bruce J. Smith	Senior Vice President	Senior Vice President, Chief Financial Officer, Treasurer and Controller
Janet Squitieri	Chief Compliance Officer	Vice President, Global Head of Compliance

[1]	The address for each Officer is 335 Madison Avenue, 19th Floor, New York, New York 10017.
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Administrative and Accounting Services

Van Eck Securities Corporation (the “Distributor”), 335 Madison Avenue, 19th Floor, New York, New York 10017, serves as the Fund’s distributor. The Distributor will not distribute Shares in less than Creation Units, and does not maintain a secondary market in the Shares

The Bank of New York Mellon (the “Custodian”), 101 Barclay Street, New York, New York 10286, is the custodian of the Fund’s assets and provides transfer agency and fund accounting services to the Fund.  Industrial and Commercial Bank of China Limited (the “PRC sub-custodian”), which is approved by CSRC and SAFE as a qualified RQFII custodian, has been appointed to provide custody services to the Fund’s assets and investments in the PRC.

Van Eck Associates Corporation (the “Administrator”), 335 Madison Avenue, 19th Floor, New York, New York 10017, is the administrator for the Fund. The Administrator is responsible for certain clerical, recordkeeping and/or bookkeeping services.

Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036, is counsel to the Trust.

Ernst & Young LLP, 5 Times Square, New York, New York 10036, is the Trust’s independent registered public accounting firm and audits the Fund’s financial statements and performs other related audit services.

Affiliated Brokerage Commissions

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Adviser or the Sub-Adviser and did not pay or accrue any fees to the Adviser or the Sub-Adviser or their affiliates for services provided to the Fund.

Other Funds Managed by the Adviser and the Sub-Adviser

The Adviser and the Sub-Adviser do not advise or sub-advise any other U.S. registered investment companies with objectives or policies similar to the Fund.

Outstanding Shares and Ownership of Shares

As of December 31, 2013 there were 950,000 Shares of the Fund issued and outstanding.

Control Persons and Principal Shareholders

The following table sets forth the name, address and percentage of ownership of each shareholder who is known by the Trust to own, of record or beneficially, 5% or more of the outstanding equity securities of the Fund as of December 31, 2013:

Name and Address of Beneficial Owner	Percentage Owned
National Financial Services LLC 200 Liberty Street, New York, NY 10281	18.24%
The Bank of New York Mellon Corp. One Wall Street, 31st Floor, New York, NY 10286	17.92%
Charles Schwab & Co., Inc. 101 Montgomery Street, San Francisco, CA 94104	11.69%
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Name and Address of Beneficial Owner	Percentage Owned
BNP Paribas Prime Brokerage, Inc. 787 7th Avenue, 8th Floor, New York, NY 10019	10.58%
Brown Brothers Harriman & Co. 140 Broadway, New York, NY 10005	8.03%

The officers and Trustees of the Trust, in the aggregate, own less than 1% of the Shares of the Fund as of December 31, 2013.

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REPORTS TO SHAREHOLDERS

The Trust will furnish, without charge, a copy of the most recent Annual Report and the most recent Semiannual Report succeeding the Annual Report, if any, to shareholders of the Trust upon request. Requests for reports should be made by writing to the Fund at Van Eck Securities Corporation, the Fund’s distributor, at 335 Madison Avenue, New York, New York 10017 or by calling the distributor at the following number: Investor Information: 1.888.MKT.VCTR (658-8287).

*****

If you have any questions, please contact your investment professional.

April 7, 2014
335 Madison Avenue, 19th Floor
New York, New York 10017

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EXHIBIT A

SUB-INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the ____ day of ____, 2014 by and between China asset management (hong kong) limited, a corporation organized under the laws of Hong Kong and having its principal place of business at 37/F, Bank of China Tower, 1 Garden Road, Hong Kong (the “Sub-Adviser”), and Van Eck Associates Corporation, a corporation organized under the laws of the State of Delaware and having its principal place of business at 335 Madison Avenue, 19th Fl., New York, New York 10017 (the ”Adviser”).

WHEREAS, Market Vectors ETF Trust (the “Trust”) is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940, as it is amended from time to time (the “1940 Act”); and

WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as it is amended from time to time (the “Advisers Act”); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets pursuant to a registration statement filed with the U.S. Securities and Exchange Commission (”SEC”); and

WHEREAS, the Trust offers shares in one of such series, namely, Market Vectors China ETF (the “Fund”), and invests the proceeds in securities and other assets; and

WHEREAS, the Sub-Adviser has been granted a Renminbi Qualified Foreign Institutional Investor (”RQFII”) quota by the China Securities Regulatory Commission (”CSRC”) and the State Administration of Foreign Exchange (”SAFE”), which may be used by the Sub-Adviser on behalf of the Fund; and

WHEREAS, the Trust has retained the Adviser to render management and advisory services; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory and other services hereunder to the Fund in respect to the portion of the Fund’s assets as may, from time to time, be allocated by the Adviser to the Sub-Adviser (the “Allocated Assets”) and the Sub-Adviser is willing to do so.

NOW, THEREFORE, WITNESSETH:

That it is hereby agreed between the parties hereto as follows:

1.            APPOINTMENT OF SUB-ADVISER

With respect to the Allocated Assets the Adviser hereby appoints the Sub-Adviser to act as investment adviser to the Fund for the period and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. So long as the Sub-Adviser serves as investment adviser to the Fund pursuant to this Agreement, the obligation of the Adviser under this Agreement with

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respect to the Fund shall be, subject in any event to the control of the Board of Trustees of the Trust (the “Board”), to allocate and reallocate the Fund’s assets among the Sub-Adviser, the Adviser and other sub-advisers as the Adviser, in its sole discretion, deems appropriate. The Adviser will determine and review with the Sub-Adviser the investment policies of the Fund; and, with respect to the Allocated Assets, the Sub-Adviser shall have the obligation of furnishing continuously an investment program and making investment decisions for the Fund, adhering to applicable investment objectives, policies and restrictions and placing all orders for the purchase and sale of portfolio securities for the Fund and such other services set forth in Section 2 hereof. The Adviser will compensate the Sub-Adviser for its services to the Fund. The Adviser or the Fund, subject to the terms of this Agreement, may terminate the services of the Sub-Adviser at any time in their sole discretion, and the Adviser shall at such time assume the responsibilities of the Sub-Adviser unless and until a successor investment adviser is selected.

2.             DUTIES OF SUB-ADVISER

With respect to the Allocated Assets only, the Sub-Adviser, at its own expense, shall furnish the following services and facilities to the Trust:

(a)          Investment Program. The Sub-Adviser will (i) furnish continuously an investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Board and the Adviser) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the Allocated Assets shall be held uninvested, (iii) make changes on behalf of the Fund in the investments, and (iv) place orders for the purchase and sale of the securities of the Allocated Assets. The Sub-Adviser will provide the services hereunder in accordance with the Fund’s investment objectives, policies and restrictions as stated in the then current prospectus and statement of additional information which is part of the Trust’s Registration Statement filed with the SEC, as amended from time to time (together, the “Registration Statement”), and pursuant to any written guidelines provided by the Adviser, along with copies of the Trust’s Amended and Restated Declaration of Trust and Amended and Restated By-Laws as they may be amended from time to time, copies of which shall be sent to the Sub-Adviser by the Adviser. The Sub-Adviser also will manage, supervise and conduct such other affairs and business of the Trust and matters incidental thereto, as the Sub-Adviser and the Trust agree, subject always to the control of the Board and to the provisions of the Trust’s Amended and Restated Declaration of Trust, the Trust’s Amended and Restated By-Laws, the 1940 Act and applicable Chinese law and regulation. With respect to the services provided by the Sub-Adviser under this Agreement, it shall be responsible for compliance with all applicable laws, rules and regulations. The Sub-Adviser will adopt, or has adopted, and will maintain procedures reasonably designed to ensure such compliance.

(b)          Office Space and Facilities. The Sub-Adviser will arrange to furnish office space, all necessary office facilities, simple business equipment, supplies, utilities, and telephone service required for managing the Allocated Assets.

(c)          Personnel. The Sub-Adviser shall provide executive and clerical personnel for managing the Allocated Assets, and shall compensate officers and Trustees of the Trust or Fund if such persons are also employees of the Sub-Adviser or its affiliates, except as otherwise provided herein.

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(d)          Portfolio Transactions. All orders placed by the Sub-Adviser for the purchase and sale of portfolio securities shall be for the account of the Fund with brokers or dealers selected by the Sub-Adviser. The Fund will pay the actual transaction costs, including without limitation brokerage commissions on portfolio transactions in accordance with this Section 2(d). In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub- Adviser or an affiliate of the Sub-Adviser in respect of accounts over which it exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Sub-Adviser or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Adviser or its affiliates provided that the Sub-Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Sub-Adviser. The Sub-Adviser is authorized to allocate the orders placed by it on behalf of the Fund to the Adviser, Sub-Adviser, or another of the Fund’s sub-adviser(s), or any affiliate thereof that is registered as a broker-dealer with the SEC, in compliance with Rule 17e-1 and with any procedures that the Trust’s Board of Trustees shall adopt from time to time.

(e)          Delivery of Trade Confirmations. In connection with the purchase and sale of securities for the Fund, the Sub-Adviser will arrange for the transmission to the custodian and record keeping agent for the Trust on a daily basis, such confirmations, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold by the Sub-Adviser on behalf of the Fund, as may be reasonably necessary to enable the custodian and record keeping agent to perform their respective administrative and record keeping responsibilities with respect to the Allocated Assets. With respect to portfolio securities that comprise the Allocated Assets to be purchased or sold through the Depository Trust Company, the Sub-Adviser will arrange for the automatic transmission of the confirmation of such trades to the Fund’s custodian and record keeping agent for the Fund. The Sub-Adviser will monitor on a daily basis the determination by the custodian and record keeping agent for the Fund of the valuation of portfolio securities and other investments. The Sub-Adviser, or its agent, will assist the custodian and record keeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets for which the custodian and record keeping agent seek

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assistance from, or identifies for review, by the Sub-Adviser. The Sub-Adviser, or its agent, shall assist the Board and the Adviser in determining fair value of such securities or assets for which market quotations are not readily available. In addition, the Sub-Adviser shall exercise its best efforts in promptly notifying the Adviser of any material events affecting the securities comprising the Allocated Assets of which the Sub-Adviser is or becomes aware. In no event shall the Sub-Adviser be responsible for the final determination of the price of portfolio securities or other assets of the Fund.

(f)          Fund Investment Records and Ledgers. The Sub-Adviser will provide the Trust or the Adviser with all of the Fund’s investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian and record keeping agent for the Trust) as are necessary to assist the Trust and the Adviser to comply with requirements of the 1940 Act and the Advisers Act as well as other applicable laws and may retain a copy. The Sub-Adviser shall also facilitate the sharing of information between the PRC sub-custodian and the Fund’s custodian. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports related to the services provided by the Sub-Adviser to the Fund which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

The parties to this Agreement acknowledge that the arrangements have been made for the safekeeping of any of the Fund’s assets (and the Fund’s documents of title) with such custodian as chosen by the Adviser from time to time with notice to the Sub-Adviser of the same. The Sub-Adviser shall not hold, or have custody of, any asset of the Fund (or the Fund’s documents of title, if any) on behalf of the Fund or the Adviser. The Adviser has obtained the agreement of the Fund’s custodian and PRC sub-custodian to act in accordance with the Sub-Adviser’s instructions in connection with the Sub-Adviser’s performance of the Sub-Adviser’s duties under this Agreement.

(g)          Other Reports. Upon request, the Sub-Adviser will provide reports to the Board for consideration at meetings of the Board on the investment program for the Fund and the issues and securities represented in the Fund’s portfolio, and will furnish the Board with respect to the Fund such periodic and, at the Fund’s expense, special reports as the Trustees or the Adviser may reasonably request.

(h)          No Consultation with Other Sub-Advisers. In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or any sub-adviser to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions of the Fund in securities or other assets, other than for purposes of complying with the conditions of paragraph (a) and (b) of Rule 12d3-1 under the 1940 Act.

3.             EXPENSES OF THE TRUST

(a)          Except as provided in Sections 2(d) and (h) above, the Sub-Adviser shall assume and pay all of its own costs and expenses related to providing an investment program for the Fund with respect to the Allocated Assets. The Fund shall be responsible for all its own expenses.

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(b)          Notwithstanding the foregoing, the Sub-Adviser shall be responsible for expenses relating to the printing and mailing of any prospectus supplement, exclusive of annual updates, required solely as a result of actions taken, or as a result of actions that should have been taken but were not taken, by the Sub-Adviser, including but not limited to, portfolio manager changes or disclosure changes requested by the Sub-Adviser that affect the investment objective, principal investment strategies,  principal  investment  risks and  portfolio management  sections of the prospectus. Application of the provisions of this Section 3(b) will not apply where the above-described changes can be implemented through annual updates or revisions otherwise required of the Adviser but not prompted solely as a result of actions taken by the Sub-Adviser.

4.             SUB-ADVISORY FEE

(a)          For the services and facilities to be provided to the Fund by the Sub-Adviser as provided in Section 2 hereof, the Adviser shall pay the Sub-Adviser a fee payable monthly at the annual rate of ___% on the average daily Allocated Assets. The above sub-advisory fees shall be paid by the Adviser to the Sub-Adviser within __ days after the end of each month in respect of fees incurred in each immediate preceding month respectively.

(b)          The Trust shall not be liable for the obligation of the Adviser to make payment to the Sub-Adviser.

5.             REPRESENTATIONS, COVENANTS AND WARRANTIES

(a)          The Adviser hereby represents and warrants as follows:

i.	It is registered with the Securities and Exchange Commission as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	It has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement, including, without limitation, authority from the Trust to appoint the Sub-Adviser to serve as Sub-Adviser to the Fund; and

iii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject or with any agreements to which it is a party.

(b)          The Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

i.	It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject or with any agreements to which it is a party; and
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iii.	It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law.

(c)          The Sub-Adviser hereby represents and warrants, with respect to the Allocated Assets, as follows:

i.	It is registered with the Securities and Exchange Commission as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	It has obtained an RQFII quota from the CSRC and SAFE which may be used on behalf of the Fund;

iii.	It has all necessary permits to engage in securities investment-related activities in Hong Kong and the People’s Republic of China (“PRC”) relating to its RQFII status and/or the performance of its obligations under this Agreement, and is in good standing with the CSRC, SAFE and the People’s Bank of China (“PBOC”);

iv.	It has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement;

v.	The securities included in the Allocated Assets are held in account(s) that belong to the Fund and not the Sub-Adviser; and

vi.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject or with any agreements to which it is a party.

(d)          The Sub-Adviser hereby covenants and agrees, with respect to the Allocated Assets, that, so long as this Agreement shall remain in effect:

i.	It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject;

iii.	It shall maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement;

iv.	It shall at all times fully comply with the Advisers Act and the rules and regulations thereunder, the 1940 Act and rules and regulations thereunder, and shall also at all times fully comply with all other applicable law, rules or regulations relating to its duties or obligations under this Agreement or with any agreements to which it is a party;
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v.	It shall promptly notify the Adviser and the Fund upon occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement, including, but not limited to, the revocation of the RQFII quota relating to the Fund;

vi.	It shall immediately forward, upon receipt, to the Adviser any correspondence from the SEC or any Chinese or other regulatory authority, including, but not limited to, the CSRC, SAFE, and PBOC, that relates to the Fund or the Adviser generally, including SEC inspection reports, or the Sub-Adviser’s ability to provide investment advisory services to the Fund as contemplated herein and in the Fund’s Prospectus; and

vii.	It shall notify the Adviser and the Fund promptly with respect to written material that has been provided to the Fund or the Adviser by the Sub-Adviser, or, if written material has not been provided, with respect to the information pertaining to the Sub-Adviser or Sub-Adviser’s services under this Agreement, in either case, of any untrue statement of a material fact or of any omission of any statement of a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading.

6.             RELATIONS WITH TRUST

Subject to and in accordance with the Amended and Restated Declaration of Trust and Amended and Restated By-Laws of the Trust, governing documents of the Sub-Adviser and any applicable law, rule or regulation, it is understood (i) that Trustees, officers, agents and shareholders of the Trust may be an interested person (as defined in the 1940 Act) of the Sub-Adviser (or any successor thereof) as directors, officers, or otherwise; (ii) that directors, officers, agents and shareholders of the Sub-Adviser may be an interested person of the Trust as Trustees, officers, shareholders or otherwise; and (iii) that the Sub-Adviser may be an interested person of the Trust as a shareholder or otherwise and that the effect of any such association as an interested person shall be governed by said Amended and Restated Declaration of Trust, Amended and Restated By-Laws in effect on the date of this Agreement and any amendments thereof of which the Sub-Adviser is notified in writing, and any applicable law, rule or regulation.

7.             LIABILITY OF ADVISER, SUB-ADVISER AND OFFICERS AND TRUSTEES OF THE TRUST

(a)        Neither the Adviser, Sub-Adviser nor any of their officers, directors, employees, agents or controlling persons or assigns or Trustees or officers of the Trust shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Adviser, Sub-Adviser or such persons against any liability, to the Trust or its shareholders to which the Adviser or Sub-Adviser might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

(b)        Notwithstanding the foregoing, the Sub-Adviser shall be liable for any loss suffered by the Trust or its shareholders in connection with any trade errors relating to the Allocated Assets by reason of any misfeasance or negligence of the Sub-Adviser in its performance of its duties under this Agreement.

8.             INDEMNIFICATION

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(a)           Notwithstanding Section 7 of this Agreement, the Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls (each, a “Controlling Person”) the Sub-Adviser (all of such persons being referred to as “Sub-Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other) expenses to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser’s responsibilities under this Agreement or to the Trust which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Adviser and contained in the Registration Statement covering shares of the Fund or any amendment thereof or any supplement thereto, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Trust or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of, any provision of this Agreement by the Adviser; provided, however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any willful misfeasance or gross negligence in the discharge of the Sub-Adviser’s obligations and the performance of the Sub-Adviser’s duties under this Agreement.

(b)           Notwithstanding Section 7 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Trust and its Trustees and officers, the Adviser, any affiliated person of the Adviser or the Trust, and each Controlling Person of the Adviser or the Trust (all of such persons being referred to as “Trust/Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities, or litigation (including legal and other) expenses to which a Trust/Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities as sub-investment adviser to the Fund which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Sub-Adviser and contained in the Registration Statement covering shares of the Fund, any amendment thereof, any supplement thereto or any marketing materials relating to the Fund, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Sub-Adviser or to any affiliated person of the Sub-Adviser by a Trust/Adviser Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of any provision of this Agreement by the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of a Trust/Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance or gross negligence in the discharge of the obligations and the performance of the duties of the Adviser under this Agreement.

(c)           Neither the Adviser nor the Sub-Adviser shall be liable under this Section 8 with respect to any claim made against a Trust/Adviser Indemnified Person or Sub-Adviser Indemnified Person (together, the “Indemnified Persons” or each an “Indemnified

17

Person”) unless such Indemnified Person shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person (or such Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person against whom such action is brought otherwise than on account of this Section 8. In case any such action is brought against the Indemnified Person, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. If the indemnifying party assumes the defense and the selection of counsel by the indemnifying party to represent both the Indemnified Person and the indemnifying party would result in a conflict of interests and would not, in the reasonable judgment of the Indemnified Person, adequately represent the interests of the Indemnified Person, the indemnifying party will, at its own expense, assume the defense with counsel to the indemnifying party and, also at its own expense, with separate counsel to an Indemnified Person which counsel shall be satisfactory to the indemnifying party and the Indemnified Person. The Indemnified Person will bear the fees and expenses of any additional counsel retained by it, and the indemnifying party shall not be liable to the Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Indemnified Person.

(d)           The parties agree not to, directly or through an affiliate, make any claim against the other party for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by the law) in connection with, arising out of or in any way related to the omission or event occurring in connection with this Agreement.

9.             DURATION AND TERMINATION OF THIS AGREEMENT

(a)           Duration. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect until July 31, 2014 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)           Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act), or by the Adviser or Sub-Adviser, on sixty (60) days’ prior written notice to the other party.

(c)           Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its “assignment” as defined in the 1940 Act.

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10.              CONFIDENTIALITY

(a)           The parties understand that proprietary and confidential information will, from time to time, be exchanged. “Proprietary and confidential information” may include, but is not limited to, client lists, business and investment strategies, data compilations, financial statements and other information about the Fund, the Adviser or the Sub-Adviser; this information shall be deemed privileged and confidential if it is clearly designated in writing as such at the time it is exchanged or designated at a later time (”Confidential Information”), provided that disclosure of Confidential Information prior to the designation shall not constitute a breach of this provision. Each party agrees not to disclose or disseminate Confidential Information without the written approval of the other party. Further, the parties acknowledge that Confidential Information shall be kept secret and confidential for a period of one (1) year from the date of receipt or any update thereto, unless a later date is specified in writing.

(b)           Confidential Information shall exclude any material that is (i) lawfully within the recipient’s possession prior to the date of this Agreement and not subject to duty of confidentiality; (ii) voluntarily disclosed by a third-party so long as this third-party does not breach any obligation of confidentiality with respect to such information; (iii) is generally known or revealed to the public through no act or omission of the recipient; (iv) independently developed by the recipient without use or reference to the proprietary or confidential information of the other party; (v) is requested by any Federal or State regulatory body, court, association, authority or agency such as the Financial Industry Regulatory Authority or the Securities and Exchange Commission; or (vi) has not been specifically designated as Confidential Information in writing by the party claiming confidentiality.

(c)           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute one and the same instrument.

(d)           Any notice under this Agreement or in connection herewith shall be in writing delivered personally or by prepaid letter or facsimile transmission at the address set forth above or facsimile number set out below:

in the case of the Company, to:

China Asset Management (Hong Kong) Limited

Address:	37/F, Bank of China Tower, 1 Garden Road, Hong Kong
Fax No.:	852- 3406 8500
Attention:	Head of Business Development

in the case of the Adviser, to:

Van Eck Associates Corporation

Address:	335 Madison Avenue, 19th Floor, New York, New York 10017
Fax No.:	(212) 293-2033
Attention:	General Counsel
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and shall be deemed to have been received, in the case of facsimile transmission, at the time of dispatch thereof (provided that, if the date of dispatch is not a Business Day, it shall be deemed to have been received at the opening of business on the next Business Day and also provided that receipt of the outgoing facsimile transmission is acknowledged) and, in the case of a letter, when delivered personally or two Business Days after it has been posted.

11.          PRIOR AGREEMENT SUPERSEDED

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

12.          MISCELLANEOUS

(a)           Any amendment, modification or supplement in respect of this Agreement must be made in writing and signed by the parties hereto.

(b)           This Agreement shall not be assigned, in whole or in part, by any party to this Agreement without the prior written consent of the other party hereto.

(c)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.          USE OF NAME

(a)           It is understood that the names “Van Eck” and “Market Vectors” or any derivative thereof or logo associated with those names is the valuable property of the Adviser and its affiliates, and that the Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Adviser is Adviser to the Fund. Upon termination of this Agreement, the Sub-Adviser shall forthwith cease to use such name (or derivative or logo).

(b)           It is understood that the name “ChinaAMC” or any derivative thereof or logo associated with that name (the “ChinaAMC Logo”) is the valuable property of the Sub-Adviser and its affiliates and that the Adviser, Trust and/or Fund have the right to use such name (or derivative or logo) in offering and marketing materials of the Trust to the extent that it is used as an inference that China Asset Management (Hong Kong) Limited is the sub-adviser of the Trust and/or Fund and/or in the name of the Fund, and for so long as the Sub-Adviser is investment adviser to the Fund. The Adviser, Trust and/or Fund may use the ChinaAMC Logo for purposes other than the aforesaid only with the approval of the Sub-Adviser. Upon termination of this Agreement, the Trust and Adviser shall forthwith cease to use such name (or derivative or logo).

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14.          PROXY VOTING

Unless the Adviser gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall vote all proxies for the Fund’s portfolio securities that are part of the Allocated Assets in accordance with the Adviser’s proxy voting policies which have been adopted by the Fund, except to the extent the Sub-Adviser determines that it would be in the best interest of the Fund’s shareholders to deviate from such guidelines for one or more specific purposes.

15.          SERVICES NOT EXCLUSIVE

(a)           It is understood that the services of the Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities.

(b)           For the avoidance of doubt, the Adviser shall not appoint another entity as sub-adviser of the Fund during the term of this Agreement unless one of the following events arises:

(i)	If the Sub-Adviser will not be able to provide any additional RQFII quota for the use on behalf of the Fund as requested by the Adviser within a reasonable time;

(ii)	If the status of RQFII of the Sub-Adviser is revoked by the relevant regulatory authority in the People Republic of China; or

(iii)	If the RQFII quota relevant to the Fund granted to the Sub-Adviser is removed by CSRC and SAFE.

16.          OWNERSHIP OF MANAGER

The Sub-Adviser shall notify the Trust of any change in ownership of the Sub-Adviser within a reasonable time after such change, to the extent such notification is required under Section 205(a)(3) of the Advisers Act (or any successor provision thereto).

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

VAN ECK ASSOCIATES CORPORATION	CHINA ASSET MANAGEMENT (HONG KONG) LIMITED

By:	By:
Name:	Name:
Title:	Title:
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IMPORTANT NOTICE REGARDING THE
INTERNET AVAILABILITY OF INFORMATION STATEMENT

The Information Statement is available at www.marketvectorsetfs.com/pek/documents

Market Vectors ETF Trust
Market Vectors ChinaAMC A-Share ETF

335 Madison Avenue, 19th Floor
New York, New York 10017

April 7, 2014

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to Market Vectors ChinaAMC A-Share ETF (formerly, Market Vectors China ETF) (the “Fund”), a series of Market Vectors ETF Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

Van Eck Associates Corporation (the “Adviser”), the investment adviser to the Fund, subject to the oversight of the Board of Trustees (the “Board”) of the Trust, may select sub-advisers for the Fund and supervise, monitor and evaluate the performance of each sub-adviser. We are pleased to inform you that, at the recommendation of the Adviser, the Trust’s Board has appointed China Asset Management (Hong Kong) Limited (the “Sub-Adviser”) to serve as a new sub-adviser to the Fund. The Sub-Adviser assumed investment sub-advisory responsibility with respect to its allocated portion of the Fund’s portfolio on January 7, 2014.

Additional information about the Adviser, the Sub-Adviser, the Sub-Advisory Agreement between the Adviser and the Sub-Adviser with respect to the Fund, and the Board’s approval of the Sub-Advisory Agreement is contained in the Information Statement.

Please note that, pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission, the Adviser is permitted, subject to supervision and approval of the Board, to enter into and materially amend sub-advisory agreements without seeking shareholder approval. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the Internet in lieu of mailing you a paper copy. The full Information Statement will be available for printing on the Fund’s website at www.marketvectorsetfs.com/pek/documents until at least July 6, 2014. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 1.888.MKT.VCTR. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.